Exhibit 99.1

PRESS RELEASE

NYSE: CIM

CHIMERA INVESTMENT CORPORATION

520 Madison Avenue, 32nd Floor

New York, New York 10022

FOR FURTHER INFORMATION

Investor Relations

888-895-6557

www.chimerareit.com

FOR IMMEDIATE RELEASE

Chimera Investment Corporation Announces Resignation of Independent Director

Company Release – 2/23/2021

NEW YORK—(BUSINESS WIRE)—Chimera Investment Corporation (NYSE: CIM) (the “Company”) announced today that on February 22, 2021, Teresa Bryce Bazemore, an independent member of the Board of Directors (the “Board”) of the Company, notified the Company that she will resign from the Board effective as of February 28, 2021, in light of her additional duties in connection with her recent appointment as the President and Chief Executive Officer of the Federal Home Loan Bank of San Francisco.

“We are sorry to see Teresa go.” says Gerry Creagh, the Company’s Chairman of the Board. “She has been an outstanding member of our Board and we wish her the best of luck in her new role.”

About Chimera Investment Corporation

We are a publicly traded REIT that is primarily engaged in the business of investing in a diversified portfolio of real estate assets, including mortgage loans, Agency RMBS, Non-Agency RMBS, Agency CMBS, and other real estate assets.

Please visit www.chimerareit.com for additional information about the Company.